Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Timothy K. Montgomery, Chief Executive Officer of Ditech Communications Corporation (the “Company”), and William J. Tamblyn, the Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2004, and to which  this Certification is attached as Exhibit 32 (the “Periodic Report”) fully complies with the requirements of section 13(a) or  section 15(d) of the Securities Exchange Act of 1934, and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 7th day of December, 2004.

/s/ TIMOTHY K. MONTGOMERY
Timothy K. Montgomery
CHIEF EXECUTIVE OFFICER

/s/ WILLIAM J. TAMBLYN
William J. Tamblyn
CHIEF FINANCIAL OFFICER